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                                                               EXHIBIT NO. 10(i)

                             STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT, is effective this ____ day of ________________, _______ between Pinnacle Data Systems, Inc., an Ohio Corporation ("Company"), and __________________ ("Optionee").

          The parties agree as follows:

         1. GRANT OF OPTION

         Subject to the following terms and conditions, the Company grants the Optionee, for five (5) years commencing on the date of this Agreement, the option ("Option") to purchase from the Company, at a price of $___________ per share, __________ shares of the Company's Common Stock (the "Stock") pursuant to the 1995 Stock Option Plan of the Company as Incentive Stock Options under
Section 422 of the Internal Revenue Code of 1986, as amended.

          2. EXERCISE OF OPTION

         Optionee, while employed by the Company, may exercise the Option by delivering to the Company written notification specifying the number of shares which the Optionee desires to purchase, together with cash, or check payable to the Company for the purchase price. However, said Option may not be exercised prior to _______________, _______________.

         If the Optionee shall cease to be employed by the Company for any reason other than death, the Optionee may exercise this Option within ninety
(90) days from the date of termination of employment.

         If termination of employment is due to the death of Optionee or Optionee dies within ninety (90) days following termination of employment, the Option may be exercised by the Optionee's personal representative within one (1) year after the date of death.

         3. INDEPENDENT AGREEMENT

         This Agreement is an independent agreement from Optionee's employment agreement and nothing in this Agreement shall affect or restrict the right of the Company to terminate Optionee's employment at any time, with or without cause.

         4. OPTIONEE RIGHTS

         The Optionee shall have no rights as a stockholder with respect to any share covered by the Option until he shall have become the holder of record such share, and no adjustment shall be made for dividends or distribution or other rights in respect of such share for which the record date is prior to the date upon which Optionee shall become the holder of record.

         The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, or
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reorganizations, mergers, consolidations or other changes in the Company's capital structure or its business.

         5. REGISTRATION RIGHTS

         The Optionee agrees that Optionee may not exercise the Option, and that the Company is not obligated to issue any shares to Optionee, if the exercise of the Option or the issuance of Option shares shall constitute a violation of any provisions of any law or regulation. Any determination in this connection by the Board shall be final, binding and conclusive. The Company is not obligated to register any securities pursuant to the Securities Act of 1933 (as now is effect or as amended) or to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares to comply with any law or regulation. The Optionee acknowledges that (s)he is aware that there are no registration rights as to the shares issuable pursuant to the Option. Optionee is aware that (s)he may not be able to freely dispose of the shares issued upon the exercise of the Option.

         6. MISCELLANEOUS

         Every notice shall be in writing and mailed to or delivered to the last known address furnished to the other party.

         Waivers or modifications of this Agreement must be in writing and signed by both parties.

         This Agreement contains the entire agreement of the parties.

         This Agreement shall be constructed in accordance with and governed by the laws of the State of Ohio.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representative, successors, and assigns.

         The parties have executed this Agreement on the effective date.


                                            OPTIONEE:


                                            -----------------------------------


                                            PINNACLE DATA SYSTEMS, INC.



                                            By:
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